UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2005

ECC CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32430	84-1642470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1833 Alton Parkway, Irvine, California	92606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 856-8300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 29, 2005, Encore Credit Corp., a direct wholly owned subsidiary of the registrant, Bravo Credit Corporation, an indirect wholly owned subsidiary of the registrant, the registrant and Countrywide Warehouse Lending entered into Amendment No. 11 to Commitment Letter (“Amendment No. 11”). The purpose of Amendment No. 11 was to amend the Renewal of Commitment Letter, dated as of November 14, 2003, in order to extend the termination date from April 30, 2005 to May 31, 2005. In addition, Amendment No. 11 temporarily waived the unused facility fees through May 31, 2005. Amendment No. 11 is filed as Exhibit 10.1 to this Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 29, 2005, the Board of Directors of the registrant unanimously approved amendments to the registrant’s Amended and Restated Bylaws (the “Bylaws”), effective as of April 29, 2005. Article II, Section 2 of the Bylaws was amended to provide that the registrant’s annual meeting of stockholders would be held during the month of May in each year. In addition, Article II, Section 11(a)(2) of the Bylaws was amended to provide that for purposes of the registrant’s 2006 annual meeting, notice of the prior year’s annual meeting is deemed to have been mailed on April 18, 2005. The Bylaws, as amended, are filed as Exhibit 3.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Bylaws.

10.1	Amendment No. 11 to Renewal of Commitment Letter, dated as of April 29, 2005, by and among Countrywide Warehouse Lending, Encore Credit Corp., Bravo Credit Corporation and ECC Capital Corporation.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECC CAPITAL CORPORATION

May 5, 2005	By:	/s/ Shahid S. Asghar
Shahid S. Asghar President and Co-Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Bylaws.

10.1	Amendment No. 11 to Renewal of Commitment Letter, dated as of April 29, 2005, by and among Countrywide Warehouse Lending, Encore Credit Corp., Bravo Credit Corporation and ECC Capital Corporation.